Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended October 31, 2024 of the Financial Investors Trust (the “Company”).

I, Lucas Foss, the President and Principal Executive Officer of the Company, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	January 7, 2025

By:	/s/ Lucas Foss
Lucas Foss (Principal Executive Officer)
President

10

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended October 31, 2024 of the Financial Investors Trust (the “Company”).

I, Jennell Panella, the Treasurer and Principal Financial Officer of the Company, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	January 7, 2025

By:	/s/ Jennell Panella
Jennell Panella (Principal Financial Officer)
Treasurer

11